POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned
director or officer of Corn Products International,
Inc., a Delaware corporation the Company,
does hereby severally make, constitute and appoint
MARY ANN HYNES, Vice President and General Counsel
of the Company, and JAMES J HIRCHAK, Vice President
,Human Resources of the Company, his true and lawful
attorney to execute, deliver and file, for and on his
behalf, any and all reports on Forms 3, 4 and S
relating to beneficial ownership of securities
issued by the Company, until such date as the
undersigned ceases to be required to file such reports.
IN WITNESS WHEREOF, the undersign has hereunto
executed this Power of Attorney this 3rd day of April, 2006
John F. Saucier
UNITED STATES OF AMERICA	)
STATE OF ILL	)
COUNT OF	)
On this 3rd day of April, 2006, before me, a Notary Public of the State of Illinois, United States of America, personally came John F. Saucier, to me known, and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that he signed the sane as his free and voluntary act and deed, for the uses and purposes therein mentioned.
Given under my hand and official seal this of 3rd day of April, 2006.
Notary Public
OFFICIAL SEAL
LINDA C. BESSELL
NOTARY PUBLIC STATE OF ILLINOIS
MY COMMISSION EXPIRES:07/13/09